EXHIBIT 21.1
LIST OF SUBSIDIARIES
LivaNova PLC and Subsidiaries
As of December 31, 2017

Company	Jurisdiction of Formation
LivaNova Plc	United Kingdom
LivaNova Plc (Italian Branch)	Italy
Caisson Interventional, LLC	USA
Cyberonics Holdings, LLC	USA
Cyberonics Latam SRL	Costa Rica
CYBX Netherlands CV	Netherlands
Cyberonics Spain SL	Spain
LivaNova Australia PTY Limited	Australia
LivaNova Austria GmbH	Austria
LivaNova Belgium SA	Belgium
Livanova Brasil Comércio e Distribuição de Equipamentos Médico-hospitalares Ltda	Brazil
LivaNova Canada Corp.	Canada
LivaNova Colombia Sas	Colombia
LivaNova Deutschland GmbH	Germany
LivaNova Espana, S.L.	Spain
LivaNova Finland OY	Finland
LivaNova France SAS	France
LivaNova Holding S.r.l.	Italy
LivaNova Holding SAS	France
LivaNova Holding USA, Inc.	USA
LivaNova, Inc.	USA
LivaNova India Private Limited	India
LivaNova IP Limited	United Kingdom
LivaNova Japan K.K.	Japan
LivaNova Nederland N.V.	Netherlands
LivaNova Norway AS	Norway
LivaNova Poland Sp. Z o.o.	Poland
LivaNova Portugal, Lda	Portugal
LivaNova Scandinavia AB	Scandinavia
LivaNova Singapore Pte Ltd	Singapore
LivaNova Site Management S.r.l.	Italy
LivaNova Switzerland SA	Switzerland
LivaNova UK Limited	United Kingdom
LivaNova USA, Inc.	USA
LIVN Irishco 2 UC	Ireland
LIVN Irishco 3 Unlimited Company	Ireland
LIVN Irishco Unlimited Company	Ireland
LIVN Luxco 2 sarl	Luxembourg
LIVN Luxco Sarl	Luxembourg
LIVN UK 2 Co Limited	United Kingdom
LIVN UK 3 Co Limited	United Kingdom

Company	Jurisdiction of Formation
LIVN UK Holdco Limited	United Kingdom
LIVN US 1, LLC	USA
LIVN US 3, LLC	USA
LIVN US Holdco, Inc.	USA
LIVN US, L.P.	USA
MicroPort CRM Srl	Italy
Sobedia Energia	Italy
Sorin CRM SAS	France
Sorin Group Czech Republic	Czech Republic
Sorin Group DR, SRL	Dominican Republic
Sorin Group Italia S.r.l.	Italy
Sorin Group Rus LLC	Russia
Sorin Medical (Shanghai) Co. Ltd	China
Sorin Medical Devices (Suzhou) Co. Ltd	China